Exhibit 4.2

[Form of Class A Common Stock Certificate]

NUMBER	NUMBER C-SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP [_]

AMERICAN VENTURES ACQUISITION CORP. I

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

CLASS A COMMON STOCK

This Certifies that ____________________ is the owner of ________________________

FULLY PAID AND NON-ASSESSABLE CLASS A COMMON STOCK OF PAR VALUE $0.0001 EACH OF

AMERICAN VENTURES ACQUISITION CORP. I

(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed, and subject to the Company’s amended and restated articles of incorporation, as the same may be amended from time to time (the “Articles”). The Company will be forced to redeem all of its Class A common stock if it is unable to complete an initial business combination within the period of time set forth in the Articles, as more fully described in the Company’s final prospectus dated [_], 2026.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of the Company’s duly authorized officers.

Secretary	State of Florida	Chief Executive Officer

Transfer Agent: Continental Stock Transfer & Trust

By:
Name:
Title:

AMERICAN VENTURES ACQUISITION CORP. I

The Company will furnish without charge to each shareholder who so requests a full statement regarding the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights and variations therein, as well as the authority of the Company’s Board of Directors to determine variations for future series. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Articles and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian

					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated:

	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated [______], 2026, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within the completion window, (ii) in connection with a stockholder vote to amend our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) if the holder(s) redeem(s) their respective shares for cash upon the completion of our initial business combination within the completion window, subject to applicable law and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will the holder(s) of this certificate have any right or interest of any kind to or in the trust account.